INVESTORS TITLE COMPANY ANNOUNCES FOURTH QUARTER AND YEAR 2007 RESULTS

     Contact:  Elizabeth B. Lewter
March 6, 2008
Telephone:    (919) 968-2200
        NASDAQ Symbol: ITIC

FOR IMMEDIATE RELEASE:

Chapel Hill, NC – J. Allen Fine, Chairman of Investors Title Company, announced its results for the quarter and year ended December 31, 2007.   For the fourth quarter ended December 31, 2007, the Company reported net income of $1,068,080, a decrease of 54.0% compared with $2,322,887 for the same three-month period in 2006.  Net income per diluted share decreased 52.7% to $0.43 from $0.91 per diluted share in the same period last year.  Net premiums written decreased 3.9% to $15,570,815, investment income increased 12.1% to $1,413,938 and revenues decreased 1.0% to $19,442,002 compared with the prior year period.

For the year ended December 31, 2007, the Company reported net income of $8,402,335, a decrease of 36.3%, compared with $13,185,434 for the same period in 2006.  Diluted earnings per share were $3.35, a decrease of 34.8% compared with $5.14 for the same period in 2006. Net premiums written decreased 0.3% to $69,983,989, investment income increased 20.1% to $5,197,178 and revenues increased 0.3% to $84,942,287 compared with the prior year.

For the quarter, total revenues and operating expenses remained relatively flat compared with the same period for 2006.  Total revenues declined about 1.0% while operating expenses increased by 0.83%.  Increases in investment and miscellaneous revenue offset declines in premiums written and exchange services revenue.

Net income for the fourth quarter declined primarily because of an increase in the provision for income taxes relating to a re-classification in the fourth quarter of certain taxable municipal bonds that had been misclassified as tax-exempt by the Company’s custodian bank.  The increase in income taxes consisted of approximately $440,000 relating to the 2006 tax year and approximately $375,000 relating to the first three quarters of 2007.

During the quarter, the Company repurchased 72,009 shares of its common stock and has authority remaining to repurchase an additional 235,336 shares.  For the year ended December 31, 2007, the Company repurchased 111,437 shares of common stock.

President Fine added, “Overall we are pleased with the Company’s net income for the year given the challenging operating environment resulting from declining real estate activity and increasing claims experience industry-wide.  We continue to be watchful over controllable expenditures and for opportunities to minimize fraud related claims exposure.”

Investors Title Company is engaged through its subsidiaries in the business of issuing and underwriting title insurance policies.   The Company also provides services in connection with tax-deferred exchanges of like-kind property and investment management services to individuals, companies, banks and trusts.

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include any predictions regarding activity in the U.S. real estate market.  These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results.  For more details on risk, uncertainties and other factors that could affect expectations, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission.

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Investors Title Company and Subsidiaries
Consolidated Statements of Income
December 31, 2007 and 2006
(Unaudited)

	For The Three		For The Twelve
	Months Ended		Months Ended
	December 31		December 31
	2007	2006	2007	2006
Revenues:
Underwriting income:
Premiums written	$15,622,242	$16,322,263	$70,248,166	$70,638,049
Less-premiums for reinsurance ceded	51,427	123,689	264,177	441,582
Net premiums written	15,570,815	16,198,574	69,983,989	70,196,467
Investment income-interest and dividends	1,413,938	1,261,430	5,197,178	4,326,335
Net realized gain on sales of investments	34,660	62,531	921,871	551,058
Exchange services revenue	1,182,189	1,438,946	4,340,062	5,980,027
Other	1,240,400	672,432	4,499,187	3,607,829
Total Revenues	19,442,002	19,633,913	84,942,287	84,661,716

Operating Expenses:
Commissions to agents	6,386,094	6,345,920	28,424,960	26,714,784
Provision for claims	1,609,440	1,526,619	10,134,719	7,405,211
Salaries, employee benefits and payroll taxes	5,317,243	5,170,770	20,819,094	20,036,079
Office occupancy and operations	1,417,710	1,681,585	5,590,827	5,599,382
Business development	625,540	666,694	2,183,853	2,247,826
Filing fees and taxes, other than payroll and income	62,192	83,049	531,777	573,395
Premium and retaliatory taxes	317,516	281,389	1,496,448	1,348,850
Professional and contract labor fees	712,420	754,305	2,789,878	2,659,238
Other	378,767	177,695	1,146,396	747,517
Total Operating Expenses	16,826,922	16,688,026	73,117,952	67,332,282

Income Before Income Taxes	2,615,080	2,945,887	11,824,335	17,329,434

Provision For Income Taxes	1,547,000	623,000	3,422,000	4,144,000

Net Income	$1,068,080	$2,322,887	$8,402,335	$13,185,434

Basic Earnings Per Common Share	$0.44	$0.93	$3.39	$5.22

Weighted Average Shares Outstanding - Basic	2,452,416	2,507,062	2,479,321	2,527,927

Diluted Earnings Per Common Share	$0.43	$0.91	$3.35	$5.14

Weighted Average Shares Outstanding - Diluted	2,473,049	2,546,638	2,508,609	2,564,216

Investors Title Company and Subsidiaries
Consolidated Balance Sheets
As of December 31, 2007 and 2006
(Unaudited)

	December 31, 2007	December 31, 2006
Assets
Investments in securities:
Fixed maturities:
Held-to-maturity, at amortized cost	$1,052,535	$1,195,617
Available-for-sale, at fair value	90,530,946	101,954,292
Equity securities, available-for-sale at fair value	14,586,066	12,495,923
Short-term investments	21,222,533	4,460,911
Other investments	1,634,301	1,473,303
Total investments	129,026,381	121,580,046

Cash and cash equivalents	3,000,762	3,458,432

Premiums and fees receivable, net	6,900,968	6,693,706
Accrued interest and dividends	1,254,641	1,336,790
Prepaid expenses and other assets	1,276,806	1,479,366
Property acquired in settlement of claims	278,476	303,538
Property, net	5,278,891	6,134,304
Deferred income taxes, net	2,625,495	2,530,196

Total Assets	$149,642,420	$143,516,378

Liabilities and Stockholders' Equity
Liabilities:
Reserves for claims	$36,975,000	$36,906,000
Accounts payable and accrued liabilities	11,236,781	10,537,992
Commissions and reinsurance payables	406,922	470,468
Current income taxes payable	1,747,877	326,255
Total liabilities	50,366,580	48,240,715

Stockholders' Equity:
Common stock - no par value (shares authorized 10,000,000;
2,411,318 and 2,507,325 shares issued and outstanding 2007 and 2006, respectively, excluding 291,676 shares for 2007 and 2006
of common stock held by the Company's subsidiary)	1	1
Retained earnings	95,739,827	92,134,608
Accumulated other comprehensive income	3,536,012	3,141,054
Total stockholders' equity	99,275,840	95,275,663

Total Liabilities and Stockholders' Equity	$149,642,420	$143,516,378

Investors Title Company and Subsidiaries
Net Premiums Written By State
December 31, 2007 and 2006
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31		December 31
State	2007	2006	2007	2006
Illinois	$372,152	$296,172	$1,653,518	$1,115,890
Kentucky	683,496	516,328	2,563,039	2,292,194
Maryland	230,373	406,643	1,167,576	1,532,915
Michigan	723,256	904,443	3,073,006	3,488,984
New York	605,560	621,105	2,412,625	2,436,563
North Carolina	7,678,826	7,800,561	34,544,366	35,200,769
Pennsylvania	370,792	372,610	1,512,745	1,472,615
South Carolina	1,886,231	2,193,201	7,637,330	7,177,871
Tennessee	565,678	499,367	2,599,686	2,466,956
Virginia	1,274,943	1,647,374	6,121,746	6,734,698
West Virginia	484,318	458,605	2,029,885	2,132,330
Other States	715,468	591,855	4,889,828	4,564,106
Direct Premiums	15,591,093	16,308,264	70,205,350	70,615,891
Reinsurance Assumed	31,149	13,999	42,816	22,158
Reinsurance Ceded	(51,427)	(123,689)	(264,177)	(441,582)
Net Premiums Written	$15,570,815	$16,198,574	$69,983,989	$70,196,467

Investors Title Company and Subsidiaries
Net Premiums Written By Branch and Agency
December 31, 2007 and 2006
(Unaudited)

	For The Three Months Ended				For The Twelve Months Ended
	December 31				December 31
	2007	%	2006	%	2007	%	2006	%
Branch	$6,736,650	43	$7,033,319	43	$30,088,420	43	$32,366,365	46

Agency	8,834,165	57	9,165,255	57	39,895,569	57	37,830,102	54

Total	$15,570,815	100	$16,198,574	100	$69,983,989	100	$70,196,467	100